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HANCOCK FABRICS, INC.                                                 EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE
(unaudited)


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
- - ---------------------------------------------------------------------------------------------------

(dollars in thousands, except for
  per share amounts)                                                         Year Ended

                                                                -----------------------------------

                                                                 January 29,            January 30,
                                                                    1995                   1994

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
Primary earnings per share

  Net earnings                                                  $    10,139             $     5,438
                                                                ===========             ===========

  Weighted average number of
   common shares outstanding
   during                                                        21,433,771              21,382,160

  Additional shares attributable
   to common stock equivalents                                       81,009                 111,056

  Shares attributable to tax
   effect of restricted stock and
   related deferred compensation                                   (396,499)               (332,066)
                                                                -----------             -----------

                                                                 21,118,281              21,161,150
                                                                ===========             ===========

  Earnings per share                                            $      0.48             $      0.26
                                                                ===========             ===========

- - ---------------------------------------------------------------------------------------------------

Fully diluted earnings per share

  Net earnings                                                  $    10,139             $     5,438
                                                                ===========             ===========

  Weighted average number of
   common shares outstanding
   during period                                                 21,433,771              21,382,160

  Additional shares attributable
   to common stock equivalents                                      125,066                108,554

  Shares attributable to tax
   effect of restricted stock and
   related deferred compensation                                   (396,499)               (332,067)
                                                                -----------             -----------

                                                                 21,162,338              21,158,647
                                                                ===========             ===========

  Earnings per share                                            $      0.48             $      0.26
                                                                ===========             ===========
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